    As filed with the Securities and Exchange Commission on August 14, 2001
                                                     Registration No. 333-____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               VALLEY MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                          94-2556440
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)

                             1280 Santa Anita Court
                           Woodland, California 95776
           (Address of Principal Executive Office, Including Zip Code)

                               VALLEY MEDIA, INC.
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 Donald E. Rose
                             Vice President, Finance
                               Valley Media, Inc.
                             1280 Santa Anita Court
                           Woodland, California 95776
                     (Name and Address of Agent for Service)

                                 (530) 661-6600
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Christopher Russell, Esq.
                             Elan Q.G. Nguyen, Esq.
                             Morrison & Foerster LLP
                          400 Capitol Mall, Suite 2300
                          Sacramento, California 95614

============================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
======================== ===================== ======================= =============================== =====================
                                                  Proposed maximum
Title of securities to       Amount to be        offering price per      Proposed maximum aggregate         Amount of
     be registered          registered(1))           share (2)               offering price (1)          registration fee
------------------------ --------------------- ----------------------- ------------------------------- ---------------------
Common Stock, $0.001             500,000                                                                      $222.50
par value per share
======================== ===================== ======================= =============================== =====================

(1) This total represents the increase of 500,000 shares authorized to be issued under the Amended and Restated 1997 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Valley Media, Inc. common stock reported on the Nasdaq National Market on August 7, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

       This Registration Statement relates to and registers an additional 500,000 shares of Common Stock, $.001 par value, of Valley Media, Inc. for issuance under its Amended and Restated 1997 Stock Option Plan (the "1997 Plan"). These additional shares of Common Stock were added to the 1997 Plan by an amendment to increase the number of shares reserved for issuance under the 1997 Plan. Under General Instruction E to Form S-8, the information contained in the Registrant's registration on Form S-8, Registration No. 333-86859, as filed with the Securities and Exchange Commission on September 10, 1999 is currently effective and is hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement No. 333-86859.

Item 8.    Exhibits.

       Exhibit
       Number     Description
       ------     -----------

         5.1      Opinion of Morrison & Foerster LLP.

         23.1     Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors

         25.1     Power of Attorney (contained in the signature page hereto)

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act, the Registrant, Valley Media, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland, State of California, on August 14, 2001.

                                              VALLEY MEDIA, INC.


                                              By:  /s/ Donald E. Rose
                                                   -------------------------
                                                  Donald E. Rose
                                                  Vice President, Finance

                                POWER OF ATTORNEY
                                -----------------

                  Each person whose signature appears below constitutes and appoints Donald E. Rose and Peter R. Berger, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Capacity                        Date
---------                       --------                        ----

/s/ Peter R. Berger             Chief Executive Officer         August 14, 2001
---------------------------     (Principal Executive
      Peter R. Berger           Officer)


/s/ Jerrold Benjamin            Chief Financial Officer         August 14, 2001
---------------------------     (Principal Financial
      Jerrold Benjamin          and Accounting Officer)


/s/ Barnet J. Cohen             Chairman of the Board           August 14, 2001
---------------------------
      Barnet J. Cohen

Signature                       Capacity                        Date
---------                       --------                        ----

/s/ Lawrence Archibald          Director                        August 14, 2001
---------------------------
      Lawrence Archibald


/s/ James E. Bonk               Director                        August 14, 2001
---------------------------
      James E. Bonk


/s/ William A. Hall             Director                        August 14, 2001
---------------------------
      William A. Hall


/s/ Christopher Mottern         Director                        August 14, 2001
---------------------------
      Christopher Mottern


/s/ Wendy Paskin-Jordan         Director                        August 14, 2001
---------------------------
      Wendy Paskin-Jordan

                                INDEX TO EXHIBITS
                                -----------------


       Exhibit
       Number      Description
       ------      -----------

         5.1       Opinion of Morrison & Foerster LLP

         23.1      Consent of Counsel (included in Exhibit 5.1)

         23.2      Consent of Deloitte & Touche LLP, Independent Auditors

         25.1      Power of Attorney (contained in the signature page hereto)